UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2016

Frontera Group Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

46-4429598

(I.R.S. Employer Identification No.)

8670 W. Cheyenne, Suite 120

Las Vegas, Nevada, 89129

 (Address of principal executive offices)   (Zip Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.01 Changes in Control of Registrant.

On January 12, 2016, Michael Krichevcev and Tatiana Varuha (“Sellers”) sold all of their 4,000,000 shares of common stock of Frontera Group Inc (“Company” ) to Gan Ren (“Purchaser”). The sold 4,000,000 shares of common stock represented majority of the total issued and outstanding common stock of the Company.  As result of this share purchase transaction, Gan Ren became the controlling shareholder of the Company.  Gan Ren used personal funds for the transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with this share purchase transaction described in Item 5.01, on January 12, 2016, Michael Krichevcev and Tatiana Varuha resigned from all positions they held in the Company, including Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Board Director.

On January 12, 2016, Gan Ren became the President, Board Director, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Frontera Group Inc

By:

/s/ Gan Ren

Gan Ren

President, Director, CEO, CFO

Date:

January 19, 2016